Exhibit 99.1

Marvell Technology Completes Acquisition of Cavium

SANTA CLARA, Calif. (July 6, 2018) – Marvell Technology Group Ltd. (NASDAQ: MRVL) today announced the completion of its acquisition of Cavium, Inc. The combination creates a leading semiconductor company focused on the infrastructure market, offering customers a portfolio of storage, processing, networking, wireless connectivity and security products whose breadth and depth are unmatched in the industry.

“The next wave of semiconductor growth will be fueled by advancements in the data economy,” said Matt Murphy, Marvell’s President and Chief Executive Officer. “Applications such as AI, 5G, Cloud, automotive, and edge computing all require engineering solutions that combine high bandwidth, very low power consumption, and leadership in complex system on a chip solutions. As a combined company, we now offer industry-leading IP, a broad portfolio of infrastructure solutions, and a talented team of innovators ready to tackle our customers’ toughest challenges. We’re excited to get started.”

Appointment of Three New Directors to Marvell’s Board of Directors

Marvell also announced that Syed Ali, Brad Buss and Dr. Edward Frank have been appointed to the Marvell Board of Directors, effective immediately after the closing of the acquisition.

Syed Ali was a co-founder of Cavium and served as its President, Chief Executive Officer and Chairman of the Board of Directors since the company’s launch in 2000. He received a B.E. (Electrical Engineering) from Osmania University in Hyderabad, India, and an M.S.E from the University of Michigan.

Brad Buss served as a director of Cavium since July 2016. Mr. Buss also served as CFO of SolarCity from 2014 to 2016 and CFO of Cypress Semiconductor from 2005 to 2014. He currently serves on the board of directors of Tesla Motors and Advance Auto Parts. A graduate of McMaster University with a B.A. (Economics), Mr. Buss earned a B.A. (Honors) in Business Administration from the University of Windsor.

Dr. Edward Frank served as a director of Cavium since July 2016. A co-founder of startup Cloud Parity, Dr. Frank served as its CEO until September 2016. Earlier, he served as Vice President of Macintosh Hardware Systems Engineering at Apple from 2009 to 2013 and, prior to Apple, worked at Broadcom Corporation from 1999 to 2009 where he was Corporate Vice President of Research and Development. Dr. Frank also serves on the boards of directors of Analog Devices and Quantenna. He holds a B.S.E.E. and M.S.E.E. from Stanford University and a Ph.D. in Computer Science from Carnegie Mellon University. In 2018. Dr. Frank was elected to the National Academy of Engineering for his contributions to the development and commercialization of wireless networking products.

Contribution from Cavium to Marvell’s 2nd Quarter of Fiscal 2019

During its fiscal Q2 2019 earnings conference call, Marvell will provide an update on Cavium’s contribution to its second fiscal quarter and third fiscal quarter combined guidance. Details regarding the date and time of the call will be provided later.

About Marvell

Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the company’s storage, processing, networking, security, and connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws with respect to the merger transaction between Cavium and Marvell, including the anticipated benefits to shareholder and customers of the closing of the transaction and the combination of the companies. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the failure to realize the anticipated benefits of the transaction, including integrating the businesses of Cavium and Marvell, (ii) the effect of the announcement of the closing on Cavium’s business relationships, operating results, and business generally, (iii) risks that the merger disrupts current plans and operations of Cavium or Marvell and potential difficulties in Marvell or Cavium employee retention as a result of the transaction, and (iv) the ability of Marvell to successfully integrate Cavium’s operations and product lines. The foregoing review of important factors should not be construed as exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Marvell and Cavium described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Marvell and Cavium assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Marvell nor Cavium gives any assurance that the combined company will achieve its expectations.

For Further Information Contact:

Marvell Media Relations

Kristin Hehir

Senior Manager, Public Relations

408-222-8744

kristinh@marvell.com

Hanna Kang

Senior Manager, Public Relations

408-222-3780

hhkang@marvell.com